Exhibit 10.9

JAMBA, INC.

INDUCEMENT AWARD

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(NON-PLAN AWARD)

The Participant has been granted an award of Restricted Stock Units (the “Award”), which represents the right to receive on the applicable Settlement Date one (1) share of the common stock of Jamba, Inc. (the “Company”) for each Vested Unit, as follows:

Participant:

Date of Grant:	/Upon Company’s filing of Form S-8 registering the Award	Vesting Commencement Date

Total Number of Restricted Stock Units:	______, subject to adjustment as provided by the Restricted Stock Unit Agreement.

Settlement Date:	Except as otherwise provided in the Restricted Stock Unit Agreement, for each Restricted Stock Unit, the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Vested Units:	[Insert Vesting Schedule]

Superseding Agreement:	None/______. To the extent that a Superseding Agreement is listed, to the extent that such Superseding Agreement provides for more beneficial vesting terms, then, notwithstanding anything in this Grant Notice or the Restricted Stock Unit Agreement to the contrary, the provisions of that Superseding Agreement shall govern.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice and by the Restricted Stock Unit Agreement. The Participant acknowledges that copies of the Restricted Stock Unit Agreement and the prospectus for this Award have been provided to the Participant. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Unit Agreement, and hereby accepts the Award subject to all of the terms and conditions.

JAMBA, INC.	PARTICIPANT

By:
Signature

Date
Address:
Address